SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                               E'TOWN CORPORATION
             -------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

             -------------------------------------------------------
             (Name of Person(s) Filing Proxy Statement if other than
                                 the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

        -------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        -------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        -------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        -------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     --------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:
     --------------------------------------------------------------------------

     3) Filing Party:
     --------------------------------------------------------------------------

     4) Date Filed:
     --------------------------------------------------------------------------

                                 [COMPANY LOGO]


                               E'TOWN CORPORATION

                     600 SOUTH AVENUE, WESTFIELD, N.J. 07090
                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 21, 1998
                               -------------------


To the Stockholders of E'town Corporation,

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of E'town Corporation will be held at the Canal Road Water Treatment Plant, 701 Randolph Road, Somerset, New Jersey 08876, on Thursday, May 21, 1998, at 10:00 A.M. for the following purposes:

          1. To elect four members to the Board of Directors for terms to expire at the 2001 Annual Meeting of Stockholders.

          2. To approve the adoption of the 1998 Stock Option Plan.

          3. To approve the adoption of the 1998 Directors Stock Plan.

          4. To ratify, confirm and approve the act of the Board of Directors, on March 19, 1998, appointing Deloitte & Touche LLP, Parsippany, New Jersey, as the auditors for the Corporation and its subsidiaries for the year 1998.

          5. To transact such other business as may properly be brought before such meeting or any adjournment or adjournments thereof.

     Action will be taken at the meeting for the election of Andrew M. Chapman, Anne Evans Estabrook, Robert W. Kean, III and Barry T. Parker as Directors for terms of three years.

     The close of business on March 24, 1998, has been fixed as the time for the determination of the stockholders entitled to vote at said meeting, or any adjournments thereof, and only stockholders of record at such time will be entitled to vote at such meeting, or at any adjournments thereof.

     You are urged to sign, date and return the enclosed proxy promptly, using the envelope enclosed for your convenience. You may revoke your proxy at any time prior to the meeting and vote in person at the meeting.

                                       By Order of the Board of Directors,

                                              Walter M. Braswell
                                                  Secretary





Westfield, New Jersey
March 27, 1998

                               E'TOWN CORPORATION

                     600 SOUTH AVENUE, WESTFIELD, N.J. 07090



March 27, 1998

                                 PROXY STATEMENT

     The following statement is furnished in connection with the solicitation by the Board of Directors of E'town Corporation ("E'town" or the "Corporation") of proxies to be used at the Annual Meeting of the holders of the Common Stock of the Corporation, to be held May 21, 1998, at the hour and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement. This Proxy Statement and the accompanying proxy were first sent to stockholders on March 27, 1998.

                         PERSONS MAKING THE SOLICITATION

     This  solicitation  is made on  behalf  of the  Board of  Directors  of the
Corporation. The cost of soliciting these proxies will be borne by the Corporation. In addition to solicitation by mail, the Corporation may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and may reimburse them for their expenses in so doing. The solicitation will be initially by mail, and it may later be decided to make further solicitations by mail, telephone, telefax, or personal call by Directors, officers and regular employees of the Corporation. The Corporation has retained Georgeson & Company ("Georgeson") to assist in the solicitation pursuant to which Georgeson will be paid a fee of $5,500.00 plus expenses.

                     VOTING SECURITIES AND OWNERSHIP THEREOF
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of March 24, 1998, there were outstanding 8,053,660 shares of the Corporation's Common Stock, the only capital stock entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. As stated in the Notice of Annual Meeting, only holders of record of the Common Stock at the close of business on such date will be entitled to vote at the meeting or any adjournment thereof.

     Under current rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the vote of shares, and investment power is the power to dispose of or direct the disposition of shares.

     The following table shows each person who, based upon their most recent filings with the SEC, beneficially owns more than five percent (5%) of the Corporation's common stock.

                                                                              Amount and Nature            Percent
Title of Class        Name and Address of Beneficial Owner                 of Beneficial Ownership        of Class
--------------        ------------------------------------                 -----------------------        --------
Common Stock          J.P. Morgan & Co. Incorporated ....................      570,900 (1)(2)              7.1 (3)
                      60 Wall Street
                      New York, New York  10260

---------------

(1) A Schedule 13G was filed on February 13, 1998 by J.P. Morgan & Co. Incorporated, stating that it holds such shares primarily for the benefit of other persons, none of whom holds more than 5% of the Common Stock of the Corporation.

(2) Of the 570,900 shares of Common Stock, J.P. Morgan & Co. Incorporated has sole power to vote 447,400 shares.

(3) 447,400 shares represents approximately 5.5% of the outstanding shares of Common Stock of the Corporation.

     The following information pertains to the Common Stock of the Corporation that, to the knowledge of the Corporation, is beneficially owned, directly or indirectly, individually and as a group, by all Directors (including nominees) and Executive Officers of the Corporation and its subsidiaries, Elizabethtown Water Company ("Elizabethtown") and E'town Properties, Inc. ("Properties"), as of March 19, 1998.

                                                                                         Percent
Title of Class       Name of Beneficial Owner                     No. of Shares (1)      of Class
--------------       ------------------------                     -----------------      --------
Common Stock         Walter M. Braswell ........................        9,374              0.12
                     Edward F. Cash  ...........................       12,450              0.16
                     Thomas J. Cawley ..........................       10,100              0.13
                     Andrew M. Chapman  ........................       30,432(2)           0.38
                     Anthony S. Cicatiello .....................          250              0.00
                     Anne Evans Estabrook  .....................       83,254(3)           1.03
                     James W. Hughes ...........................        1,000              0.01
                     John Kean  ................................      189,198(4)           2.35
                     Robert W. Kean, Jr. .......................      216,060(5)           2.68
                     Robert W. Kean, III .......................        2,573(6)           0.03
                     Barry T. Parker ...........................        2,586              0.03
                     Hugo M. Pfaltz  ...........................        9,668(7)           0.12
                     Chester A. Ring 3rd .......................        17,331             0.22
                     Joan Verplanck ............................           125             0.00
                     Norbert Wagner ............................       21,132(8)           0.26
                     Directors and Executive Officers as a group      605,533              7.52

---------------

(1) Includes shares held for the Executive Officers under the Elizabethtown Savings and Investment Plan-401 (k) (the "401 (k) Plan").

(2) Includes 27,000 shares subject to options which were granted to A.M. Chapman and are presently exercisable under the Corporation's 1987 Stock Option Plan.

(3) Includes 32,500 shares subject to options which were granted to A.E. Estabrook of which 7,500 are presently exercisable and the remainder of which will become exercisable as of May 1, 1998 under the Corporation's 1987 Stock Option Plan.

(4) Includes 119,532 shares held under two trusts for which J. Kean is a co-trustee and J. Kean shares voting and investment power with respect to these shares.

(5) Includes 197,567 shares held under a trust for which R.W. Kean, Jr. is a co-trustee and R.W. Kean, Jr. shares voting and investment power with respect to these shares.

(6) Includes 1,500 shares subject to options which were granted to R.W. Kean, III and are presently exercisable under the Corporation's 1987 Stock Option Plan.

(7)  Includes  1,250  shares  of  Common  Stock  issuable  upon   conversion  of
     debentures held by a partnership of which H.M. Pfaltz is a general partner.

(8) Includes 8,000 shares subject to options which were granted to N. Wagner and are presently exercisable under the Corporation's 1987 Stock Option Plan.

                            I. ELECTION OF DIRECTORS

The Board of Directors

     The Board of Directors is divided into three classes of directorships, with Directors in each class serving staggered three-year terms. At each Annual Meeting of Stockholders, the terms of Directors in one of the three classes expire. At that Annual Meeting of Stockholders, Directors are elected in a class to succeed the Directors whose terms expire. The terms of the Directors so elected will expire at the third Annual Meeting of Stockholders thereafter. Accordingly, of the current Directors, four are in the class whose term expires at the 1998 Annual Meeting of Stockholders, four are in the class whose term expires at the 1999 Annual Meeting of Stockholders and three are in the class whose term expires at the 2000 Annual Meeting of Stockholders.

     Every stockholder entitled to vote shall have the right to vote the number of shares owned by him or her for as many candidates for election as there are Directors to be elected. Directors shall be elected by a plurality of the votes cast at the election. With respect to election of Directors, approval of Stock Option Plan, approval of Directors' Stock Plan, the approval of auditors and any other matter submitted to a vote of stockholders, votes shall be counted by designated agents and tabulated by inspectors, with abstentions and non-votes, including broker non-votes, treated as votes not cast.

     It is intended that the shares of Common Stock represented by the accompanying proxy will be voted at the 1998 Annual Meeting of Stockholders for the election of nominees ANDREW M. CHAPMAN, ANNE EVANS ESTABROOK, ROBERT W.
KEAN, III, and BARRY T. PARKER, who have been designated by the Board of Directors as the four nominees who, if elected, shall serve as Directors in the class of directorships whose members' terms will expire in 2001. All nominees are currently Directors of the Corporation. While it is not anticipated that any of the nominees will be unable to serve, if any such nominee is not a candidate for election as a Director at the 1998 Annual Meeting of Stockholders, the proxy will be voted in favor of such other person or persons in lieu thereof as the present Board of Directors shall determine unless the proxy withholds authority to vote for all nominees.

     The following information relates to the nominees named herein and the other persons whose terms as Directors will continue after the 1998 Annual Meeting of Stockholders. There are currently eleven Directors on the Corporation's Board of Directors.


Nominees:

Name, Age and Other Positions               Period Served as Director,
if any, with Registrant                     Business Experience During Past 5 Years                           Term Expires
-----------------------------               ---------------------------------------------------------         ------------
Andrew M. Chapman, 42                       Served as Director of the Corporation and Elizabethtown                2001
President, E'town Corporation, President,   since May 1995. Served as President of the Corporation
Elizabethtown Water Company, President,     since May 1997. Served as Chief Financial Officer of the
E'town Properties, Inc.                     Corporation from August 1989 until May 1997 and Treasurer
                                            of the Corporation from November 1990 until May 1997.
                                            He was elected President of Elizabethtown in January 1996.
                                            He served as Executive Vice President of Elizabethtown from
                                            May 1994 to December 1995, Senior Vice President of
                                            Elizabethtown from April 1993 to May 1994, Chief
                                            Financial  Officer of Elizabethtown from November 1990 to
                                            December 1995, and Treasurer of Elizabethtown from August
                                            1989 to May 1994. Served as Director of Properties since
                                            May 1997. Prior to 1989, he was Director of the Office
                                            of Financial Management of the State of New
                                            Jersey, Department of Treasury. He is a member of the
                                            Regional Advisory Board of PNC Bank, N.A., New Jersey.





ANNE EVANS ESTABROOK,53                     Served as Director of the Corporation since March 1985,                2001
Chairman of the Board, E'town               Elizabethtown since December 1982 and Properties  since
Corporation and Elizabethtown Water         July 1987. She served as Chairman of the Board of the
Company                                     Corporation since May 1997, as a Vice President of the
                                            Corporation from September 1987 to May 1997 and  as
                                            Chairman of the Board of Elizabethtown since May 1997.
                                            She has been the owner of Elberon Development Co. (a real
                                            estate holding company) since 1984 and is President of
                                            David O. Evans, Inc. (a construction management
                                            company).  She is a Director of Summit Bancorp and its
                                            subsidiary, Summit Bank.  She is a Public Member of the
                                            Governing Board, New Jersey Economic Development
                                            Authority.  She is a trustee of Cornell University.




ROBERT W. KEAN, III, 50                     Served as Director of the Corporation since May 1989 and               2001
Executive Vice President, E'town            Director and Executive Vice President of Properties since
Properties, Inc., Vice President,           July 1987. Served as Vice President of the Corporation
E'town Corporation                          since May 1997.
Member of Elizabethtown's Pension
Investment Committee





BARRY T. PARKER, 65                         Served as Director of Elizabethtown since January 1983                 2001
Member of Audit, Executive Compensation     and the Corporation since 1991. He is of counsel to the
and Stock Options, and Corporate Planning   law firm of Parker, McCay & Criscuolo, P.C. since
Committees                                  December 1997, where he had been a partner since 1967.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL THESE NOMINEES.


OTHER DIRECTORS:


Name, Age and Other Positions,              Period Served as Director
if any, with Registrant                     Business Experience During Past 5 Years                           Term Expires
-----------------------                     ---------------------------------------                           ------------

THOMAS J. CAWLEY, 67                        In December 1996, he retired as Vice Chairman,                         1999
Member of Corporate Planning and            Elizabethtown.  He served as Director of the Corporation
Elizabethtown's Pension Investment          and Elizabethtown since August 1992, and Properties since
Committees                                  July 1987.  He was Vice Chairman of Elizabethtown since
                                            January  1996.  From  August 1992 to January  1996 he served
                                            as President of   Elizabethtown.   He  served  as
                                            Executive    Vice    President    of Elizabethtown  from
                                            1987 to 1992. He joined  Elizabethtown  in  1969  and
                                            served  in a  variety  of  operating positions  until  elected
                                            Executive Vice President in 1987.




ANTHONY S. CICATIELLO, 50                   Served as a Director of the Corporation, Elizabethtown                 1999
Member of Corporate Planning and            and  Member of Corporate  Planning and Properties  since
Executive Compensation and Stock            May 1996. He is the Chairman  of  CN  Executive   Compensation
Options Committees                          and  Stock  Options   Communications International,  Inc.,
                                            a public  relations and  Committees  advertising  firm. He currently serves on the Rutgers University Board of Governors.


JAMES W. HUGHES, 54                         Served as Director of the Corporation and Elizabethtown                2000
Member of Audit and Corporate Planning      since May 1997.  Since 1995 he has been Dean of the Edward
Committees                                  J. Bloustein School of Planning and Public Policy at
                                            Rutgers University. He has been the Director of the
                                            Rutgers Regional Report since 1988, and has been a member
                                            of the Rutgers University Faculty since 1971.



JOHN KEAN,  68                              Served as Director of the Corporation since March 1985 and             1999
Member of Corporate Planning and            Elizabethtown since 1957. He is Chairman of the Board  and
Executive Compensation and Stock            a  Director  of  NUI Corporation. He was President  and Chief
Options Committees                          Committees  Executive  Officer of NUI Corporation until his
retirement                                  retirement in April  1995,  and  until  October 1994, Chairman of the Board  and Director of  Elizabethtown Gas Company, which was previously a subsidiary of NUI Corporation.  He is also an
                                            Honorary  President  of the International Gas Union


HUGH M. PFALTZ,  66                         Served as Director of Elizabethtown  since October 1980,               2000
Member of Executive Compensation            and Corporation since June 1987 andProperties  from July 1987
and Stock Options and                       until May 1996. He has been a principal of the law firm of Pfaltz &
Elizabethtown's                             Woller, P.A. since 1976.
Pension Investment
Committees




CHESTER A. RING, 3rd, 70                    Served as Director of Elizabethtown since December 1982 and            1999
Member of Audit and  Elizabethtown's        the Corporation  since June 1987. Effective August 1, 1992,
Pension Investment  Committees              he retired as President of Elizabethtown.




JOAN  VERPLANCK,  51                        Since  December 1994 she has been President of the New                 2000
Member of Audit and Elizabethtown's         Jersey Chamber of Commerce. For eight years prior to that
Pension  Investment  Committees             she served as  President  of the Morris County Chamber of
                                            Commerce.



     Family Relationships. Robert W. Kean, Jr. (Director Emeritus) is a first cousin of John Kean and the father of Robert W. Kean, III.

     Certain Transactions. Utility Billing Services, Inc., a subsidiary of NUI Corporation, of which John Kean is Chairman of the Board and a Director, provides data processing and related services to Elizabethtown and other subsidiaries of the Corporation. Certain of these services rendered to Elizabethtown were pursuant to a contract which expired December 31, 1997. The charges for all services totaled $717,030 for the year ended December 31, 1997. A new contract has been entered into for the three years ending December 31, 2000.

     In July 1994, Elizabethtown entered into a revolving credit agreement with six banks. The agreement expired July 1997. Summit Bank, of which Anne Evans Estabrook is a Director, was committed to lend a minimum of $5,000,000 under the agreement. Elizabethtown also has a line of credit with Summit Bank. At December 31, 1997, there was $10,000,000 outstanding in loans from Summit Bank. Interest charges paid to Summit Bank totaled $354,287 during 1997. Summit Bank also serves as bond trustee for Elizabethtown for which it was paid fees of $23,113 in 1997.

     Elizabethtown has a line of credit with PNC Bank, N.A., New Jersey, of which Andrew M. Chapman serves on the Regional Advisory Board. At December 31, 1997, there were no loans outstanding with PNC Bank, N.A., New Jersey. Interest charges paid to PNC Bank, N.A., New Jersey, totaled $372,850 during 1997. PNC Bank, N.A., New Jersey, also serves as trustee and recordkeeper for the benefit plans for which it was paid fees of $40,020.

     The law firm of Parker, McCay & Criscuolo, P.C., of which Barry T. Parker was a partner and is now of counsel, provided legal services to the Corporation and its subsidiaries which resulted in $60,844 in legal fees being paid to the firm in 1997.

     The law firm of Lindabury, McCormick & Estabrook, of which the husband of Anne Evans Estabrook is of counsel, provided legal services to the Corporation that resulted in $31,652 in legal fees being paid to the firm in 1997.

     It is the opinion of management that the amounts charged for these services were as favorable as those that would be charged for such services by comparable unaffiliated sources. Management periodically reviews the terms of these arrangements to ensure that the costs for these services are comparable to those that would be charged in the general market.

     Meetings and Committees. The Board of Directors of the Corporation held eleven meetings in 1997, with an attendance record by Directors of 99%. There are four committees of the Board of Directors. Unless otherwise indicated, these committees perform the indicated functions for both the Corporation and Elizabethtown.

     The Audit Committee, which met four times in 1997, reviews the scope of the annual audit by the Corporation's independent auditors, receives and reviews the auditors' annual report, annually recommends to the Board of Directors the appointment of independent auditors, subject to approval by the stockholders, and oversees the activities of Elizabethtown's internal auditor. The Audit Committee was composed in 1997 of Chester A. Ring, 3rd, Chairman, James W. Hughes, Barry T. Parker and Joan Verplanck.

     The Corporate Planning Committee, which met three times in 1997, reviews and makes recommendations to the Board of Directors regarding the Corporation's current and long-range strategic plans and objectives, and any other matters that may be assigned by the Board of Directors to the Committee. The Committee was composed in 1997 of Anthony S. Cicatiello, Chairman, Thomas J. Cawley, James
W. Hughes, John Kean and Barry T. Parker.

     The Executive Compensation and Stock Options Committee met three times in 1997, reviews and recommends to the Board of Directors salaries and bonuses as well as awards under incentive programs for officers of the Corporation and its subsidiaries. During 1997, it was composed of Barry T. Parker, Chairman, Anthony
S. Cicatiello, John Kean and Hugo M. Pfaltz.

     The Pension Investment Committee of Elizabethtown meets with the Investment Managers for Elizabethtown's Employees' Retirement Plan Fund to review investment policies and determine recommended investment objectives for the Fund. The Committee also reviews the investment performance of participants' investment options for Elizabethtown's Savings and Investment Plan-401(k) and the investment performance for the trust funds for postretirement benefits. The Committee met four times in 1997 and was composed of Hugo M. Pfaltz, Chairman, Thomas J. Cawley, Robert W. Kean, III, Chester A. Ring, 3rd, and Joan Verplanck.

     Executive Management Committee. The Boards of Directors of the Corporation and Elizabethtown have established a joint Executive Management Committee to review general policy and planning matters and make recommendations to the Boards of Directors as to policy decisions. This Committee also serves as the nominations committee for the Board of Directors of the Corporation. This Committee, which usually meets semi-monthly, was composed in 1997 of Robert W. Kean, Jr. (Director Emeritus), Chairman, Andrew M. Chapman, Anne Evans Estabrook and Norbert Wagner. Robert W. Kean, Jr. will serve as Chairman of the Executive Management Committee in an advisory, non-voting capacity for a twelve-month period beginning May 15, 1997, subject to renewal by the Board of Directors.

     Directors' Fees. Directors of the Corporation who are not officers are paid by Elizabethtown an annual retainer of $15,000 and a fee of $550 for each meeting of the Board of Directors of Elizabethtown which they attend. Such Directors also receive the per-meeting attendance fee for each meeting of the Board of the Corporation held on a day when there is not also a meeting of the Board of Elizabethtown. For the two year period after their appointment, Directors Emeriti receive the per-meeting Directors' fee for each Board meeting which they attend. Properties Directors receive a $1,000 annual retainer and a fee of $550 for a Board Meeting held on days not coincident with Board meetings of Elizabethtown. Directors who are officers of the Corporation are paid a fee of $300 for each Board meeting of Elizabethtown they attend. It is anticipated that, subject to shareholder approval, the 1998 non-employee Directors' annual retainers will be paid in Common Stock of the Corporation. Effective May 1997, Robert W. Kean, Jr. was appointed Chairman of the Board - Emeritus and Director Emeritus and Brendan T. Byrne and Henry S. Patterson, II were appointed Directors Emeriti.

     Members of committees who are not officers of the Corporation are paid a fee of $350 for participation at Committee meetings on the same day as Board meetings and a fee of $550 for meetings held on days other than Board meetings. No fees are paid to members of the Executive Management Committee for attendance at meetings.

     The  Boards  of  Directors  of  the  Corporation  and  Elizabethtown   have
authorized such companies to negotiate consulting agreements with Robert W. Kean, Jr. whereby he will serve as Chairman Emeritus of the Boards of both companies and Chairman of the Executive Management Committee as described above, and will render such other consulting services as the Chairman may reasonably request. Robert W. Kean, Jr. and Henry S. Patterson, II were paid $46,875 and $28,125, respectively, in consulting fees in 1997 in addition to their pensions. Pursuant to a consulting arrangement with Elizabethtown, Thomas J. Cawley was paid a consulting fee of $38,306 in 1997. The consulting arrangements with Henry
S. Patterson, II and Thomas J. Cawley terminated in June of 1997.

     A Director cannot stand for re-election after his or her 72nd birthday. A retired Director with 10 or more years' service on the Board of Directors (of the Corporation or Elizabethtown) becomes eligible at age 72 to receive a pension for life equal to the annual retainer in effect at the date the Director becomes eligible for the pension. A retired Director with 5 to 9 years of service will receive a pension equal to the annual retainer in effect at the date the Director becomes eligible to receive the pension, payable for the same number of years that the Director served on the Board.



               Board of Directors' Compensation and Stock Options
                   Committee Report on Executive Compensation

     E'town's   Executive   Compensation   and  Stock  Options   Committee  (the
"Compensation Committee") consists of four Directors: Barry T. Parker, Chairman, Anthony S. Cicatiello, John Kean and Hugo M. Pfaltz.

     The Compensation Committee reviews and recommends to Elizabethtown's Board of Directors the salaries and benefits for each of the officers of
Elizabethtown, including each executive officer named in the Summary Compensation Table.

     The Compensation Committee designs its executive compensation program to enable E'town and Elizabethtown to attract, motivate and retain the caliber of executives required to effectively attain E'town's and Elizabethtown's objectives.

     The Compensation Committee administers executive compensation to ensure that the compensation remains competitive with levels paid to comparable positions in comparably-sized companies in three groups: water utilities, other utilities and general industry. The select group of water utilities used for comparative purposes includes those set forth in Note 2 to the performance graph entitled, "Comparison of Five-Year Cumulative Total Return vs. S&P 500 and Peer Group of Water Utilities."

     E'town's compensation program consists of (a) salaries which form the foundation of each officer's compensation and (b) incentive awards which are linked to earning goals of the company and specific objectives for each officer. The Compensation Committee can also make restricted stock grants and recommend the granting of stock options. Stock options and restricted stock grants are used primarily to retain and motivate officers to improve the long-term stock market performance of E'town Corporation.

     The Compensation Committee positions salary levels at the median of the comparative group, and annually evaluates the continued competitiveness of these levels. The Compensation Committee adjusts salaries through annual merit increases. Such changes are sufficiently variable that above-average performance is adequately rewarded and below average performance, if it occurs, is not rewarded.

     To strengthen the link between employee performance and compensation, the Compensation Committee instituted an incentive awards program in 1996. All Officers of Elizabethtown (except the Chairman) participate in this program and the President administers a similar program for all Elizabethtown employees who do not receive overtime. The first awards were made in 1997. Under this program, the Compensation Committee sets a target incentive award for each participant, which is expressed as a percent of base salary. Approximately one third of a participant's award is tied to financial performance and the balance is based on goals specific to each participant. See Summary Compensation Table for the awards made in 1997 under this program to the individuals listed in the table.

     Current SEC regulations also require a discussion of the relationship between the compensation of the Chief Executive Officer and company performance for the last completed fiscal year.

     Robert W. Kean, Jr. served as Chief Executive Officer until his retirement on May 16, 1997. For that period, he received a pro rated portion of his salary of $250,000 annually. Previously, he had disqualified himself from participation in Elizabethtown's incentive plans. The Compensation Committee is of the opinion that the value of his services exceeded his compensation and that he was undercompensated compared to his peers at other water companies.

     Effective May 16, 1997, Anne Evans Estabrook was elected Chairman of the Board of E'town and Elizabethtown. Mrs. Estabrook serves on a part time basis and manages all Board activities and provides overall input regarding strategic development and implementation. Mrs. Estabrook is compensated for services rendered as Chairman through a salary set annually by the Boards. She received a pro rated portion of her annual compensation of $125,000, payable in cash and restricted stock in 1997. The Compensation Committee believes that this level of compensation is appropriate given the performance of the companies.

     Effective May 16, 1997, Andrew M. Chapman was elected President of E'town. Mr. Chapman continues to serve as President of Elizabethtown and is the senior full time executive at the two companies. Mr. Chapman's annual compensation of $210,000 was paid in a combination of cash and restricted stock in 1997. The Compensation Committee believes that this level of compensation is appropriate given the performance of the companies.



                      The Executive Compensation and
                      Stock Options Committee

                      Barry T. Parker, Chairman
                      Anthony S. Cicatiello
                      John Kean
                      Hugo M. Pfaltz

The following performance graph illustrates the cumulative total return to stockholders from the beginning of 1993 to the end of 1997 in comparison to the Standard & Poor's ("S&P") 500 and a selected peer group of water utilities ("Water Utilities") (Note 2). This peer group is included in the statistical survey used by the Compensation Committee for comparative purposes.


                   [GRAPHICAL REPRESENTATION OF CHART BELOW]


                                 Water
             E'town            Utilities           S&P 500
             ------            ---------            -------
1992         10,000             10,000              10,000
1993         11,898             11,440              11,006
1994         10,807             10,529              11,151
1995         13,287             14,953              15,339
1996         14,961             15,419              18,859
1997         20,219             19,222              25,148


(1) Assumes $10,000 invested December 31, 1992 in E'town Corporation Common Stock, S&P 500 and Water Utilities. All dividends are assumed to be reinvested over the five year period. Total returns for each Water Utility were determined in accordance with SEC regulations; i.e. weighted according to each such issuer's stock market capitalzation

(2) Water Utilities: American Water Works, Aquarion, California Water Service, Connecticut Water Service, Consumers Water, Dominguez Services, E'town
     Corp.,   Middlesex  Water,   Philadelphia  Suburban,  SJW  Corp.,  Southern
     California Water, Southwest Water, United Water Resources.

                               E'TOWN CORPORATION

                           Summary Compensation Table

     The following table provides certain summary information concerning the compensation for the past three years of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Corporation (the "named executive officers").




                                                                                        Long-Term
                                                Annual Compensation               Compensation Awards
                                       ------------------------------------     -------------------------
                                                                                Restricted     Securities
         Name and             Fiscal     Salary                 Other Annual       Stock       Underlying       All Other
     Principal Position        Year    (1) & (2)     Bonus      Compensation    Awards (6)      Options       Compensation
---------------------------    ----    ----------    -----      ------------    ----------     ----------     ------------
Anne Evans Estabrook
Chairman of the Board,         1997     $  84,262      -             -             $24,999        25,000      $10,326(3)(4)
E'town Corp. and               1996        63,800      -             -                -             -           1,836(3)(4)
Elizabethtown Water Company    1995        62,950      -             -                -           10,000        1,584(3)(4)

Robert W. Kean, Jr.
CEO of E'town Corp.            1997      $132,694      -             -                -             -         $ 5,153(3)(4)
and Elizabethtown Water        1996       246,420      -             -                -             -           6,574(3)(4)
Company (until 5/16/97)        1995       220,820      -             -                -             -           5,494(3)(4)

Andrew M. Chapman              1997      $199,354      -             -             $20,953          -         $15,351(3)(4)
President, E'town Corp. and    1996       185,508      -             -                -             -          42,898(3)(4)(5)
Elizabethtown Water Company    1995       166,864      -             -                -           12,000        5,964(3)(4)


Norbert Wagner                 1997      $135,774      -             -             $ 8,997          -         $ 5,795(3)(4)
Senior Vice President,         1996       128,427      -             -                -             -           5,604(3)(4)
Elizabethtown Water Company    1995       124,170      -             -                -            8,000        4,743(3)(4)

Edward F. Cash
Vice President - Customer      1997      $129,749      -             -             $ 7,472          -         $ 5,537(3)(4)
Services,                      1996       125,204      -             -                -             -           4,764(3)(4)
Elizabethtown Water Company    1995       120,231      -             -                -            4,000        4,095(3)(4)

Walter M. Braswell
Secretary, E'town Corp. and
Vice President, General        1997      $121,230      -             -             $ 6,984          -         $ 5,479(3)(4)
Counsel and Secretary,         1996       117,308      -             -                -             -          16,606(3)(4)(5)
Elizabethtown Water Company    1995       113,512      -             -                -            4,000        4,745(3)(4)



-----------------

(1) All salaries are paid by Elizabethtown, the Corporation's principal subsidiary. Salaries are reallocated to the Corporation, as appropriate.
(2) Includes pretax contributions to the 401(k) Plan. Also includes Director's fees for 1997, 1996 and 1995, respectively, as follows: A.E. Estabrook $8,650, $21,650, $20,800; R.W. Kean, Jr. $5,050, $3,000, $2,400; and A.M.
     Chapman $3,300, $3,300, $2,100.
(3) Includes 401(k) Plan matching contributions by Elizabethtown for 1997, 1996 and 1995 respectively, as follows: R.W. Kean, Jr. $4,595, $5,700, $4,620; A.E. Estabrook $2,952, $1,512, $1,260; A.M. Chapman $5,700, $5,700, $4,620;
     N. Wagner $4,882,  $4,618,  $3,721; E.F. Cash $4,666,  $3,802,  $3,099; and
     W.M.Braswell $4,303, $4,218, $3,401.
(4) Includes premiums for life insurance by Elizabethtown for 1997, 1996 and 1995, respectively, as follows: R.W. Kean, Jr. $558, $874, $874; A.E. Estabrook $828, $324, $324; A.M. Chapman $1,176, $1,344, $1,344; N. Wagner
     $912, $986,  $1,022;  E.F. Cash $872, $962, $996; and W.M. Braswell $1,176,
     $1,344, $1,344.
(5) Includes premiums for 1995 Supplemental Executive Retirement Plan life insurance by Elizabethtown for: A.M. Chapman $27,378 and W.M. Braswell $11,044.
(6) Represents the value as of grant date of restricted stock awards granted in 1997 under the E'town Corporation 1990 Performance Stock Program. The number of shares of restricted stock awarded to executive officers during 1997 and the value of such restricted stock based on the closing price of Common Stock as reported on the New York Stock Exchange on December 31, 1997 is as follows: A.E. Estabrook, 823 shares, $33,074; A.M. Chapman, 687 shares, $27,609; N. Wagner, 295 shares, $11,855; E.F. Cash, 245 shares, $9,846; W.M. Braswell, 229 shares, $9,203

                               E'TOWN CORPORATION

                      Option/SAR Grants in Last Fiscal Year

     The following table provides information on option and stock appreciation right grants during 1997 to the persons named in the Summary Compensation Table.


                                                      Individual Grants
                              -----------------------------------------------------------

                                                % of Total                                      Potential Realizable Value
                               Number of       Options/SARs                                     at Assumed Annual Rates of
                                 Shares         Granted to                                       Stock Price Appreciation
                               Underlying      Employees in    Exercise or                         for Option Term (2)
                              Options/SARs        Fiscal        Base Price    Expiration
           Name               Granted (1)          Year           ($/Sh)         Date              5%                 10%
           ----               -----------          ----           ------       ---------           --                 ---
Anne Evans Estabrook             25,000            100%           $29.75       5/01/07          $468,563          $1,182,583
Robert W. Kean, Jr. (3)            -                 -              -             -                 -                  -
Andrew M. Chapman                  -                 -              -             -                 -                  -
Norbert Wagner                     -                 -              -             -                 -                  -
Edward F. Cash                     -                 -              -             -                 -                  -
Walter M. Braswell                 -                 -              -             -                 -                  -

-------------------

(1) The options granted in 1997 are exercisable as of May 1, 1998. No Stock Appreciation Rights were granted under the 1987 Stock Option Plan, which expired in 1997.

(2) These values are not predictions of what the Corporation believes the market value of its Common Stock will be in the next 10 years. They are merely assumed values required to be calculated in accordance with SEC rules.

(3)  Mr.  Kean  disqualified   himself  from  participation  in  Elizabethtown's
     incentive plans.


                               E'TOWN CORPORATION

               Aggregated Option/SAR Exercises in Last Fiscal Year
                         and Year-End Option/SAR Values

     The following table provides information regarding the pre-tax value realized from the exercise of options and stock appreciation rights during 1997 and the value of unexercised in-the-money options and stock appreciation rights held at December 31, 1997 by the persons named in the Summary Compensation Table.

                              Shares
                             Acquired      Aggregate       Number of all Outstanding                Value of all Outstanding
                                on           Value          Options/SARs at 12/31/97          In-the-Money Options/SARs at 12/31/97
           Name              Exercise      Realized      Exercisable/Unexercisable (1)        Exercisable/ Unexercisable (1)(2)
           ----                            --------      ------------------------------       -------------------------------------
Anne Evans Estabrook           2,500     $  67,812                7,500/25,000                      $97,969/$260,937
Robert W. Kean, Jr. (3)           -             -                      -                                    -
Andrew M. Chapman                 -             -                   27,000/0                           $374,513/0
Norbert Wagner                    -             -                   8,000/0                            $104,500/0
Edward F. Cash                 4,000     $ 108,500                     -                                    -
Walter M. Braswell             4,000     $ 108,500                     -                                    -

-------------------

(1) No Stock Appreciation Rights were granted under the 1987 Stock Option Plan, which expired in 1997.

(2)  Based on the price of $40.1875 per share,  the closing  price of the Common
     Stock on the New York Stock Exchange, Inc. on December 31, 1997.

(3)  Mr.  Kean  disqualified   himself  from  participation  in  Elizabethtown's
     incentive plans.

     Pensions. Elizabethtown's non-contributory defined benefit retirement plan provides that a participant will receive an annual retirement benefit equal in amount to 1.6% of the participant's final average compensation for the highest four consecutive calendar years multiplied by the number of years of credited service (up to a maximum of 40). Remuneration covered under the retirement plan includes base wages only. Directors who are not also officers or employees do not participate.

     The following table shows annual pension benefits payable to employees, including officers, upon retirement at age 65, in various remuneration and years-of-service classifications. The compensation taken into account under a tax-qualified plan is subject to a maximum annual limit under the Internal Revenue Code of 1986, as amended, adjusted annually for cost of living increases ($150,000 in 1994, 1995 and 1996, and $160,000 in 1997 and 1998).

     Highest
   Consecutive
    Four Year
     Average
   Compensation                               Annual Benefits for Years of Service Indicated
   ------------                               ----------------------------------------------
                       10 years      15 years      20 years      25 years      30 years      35 years      40 years
                       --------      --------      --------      --------      --------      --------      --------
    $ 75,000            $12,000       $18,000       $24,000       $30,000       $36,000       $42,000       $48,000
     100,000             16,000        24,000        32,000        40,000        48,000        56,000        64,000
     125,000             20,000        30,000        40,000        50,000        60,000        70,000        80,000
     150,000             24,000        36,000        48,000        60,000        72,000        84,000        96,000
     175,000             28,000        42,000        56,000        70,000        84,000        98,000       112,000
     200,000             32,000        48,000        64,000        80,000        96,000       112,000       128,000
     225,000             36,000        54,000        72,000        90,000       108,000       126,000       144,000
     250,000             40,000        60,000        80,000       100,000       120,000       140,000       160,000



     The annual benefit amounts shown above are not subject to any deduction for Social Security benefits or other offset amounts. The number of years of service now credited under the retirement plan (and the supplemental plans described below) are as indicated for the following officers: Anne Evans Estabrook, 10 years; Robert W. Kean, Jr., 40 years (as of May 16, 1997); Andrew M. Chapman, 8 years; Norbert Wagner, 34 years, Edward F. Cash, 39 years, and Walter M. Braswell, 17 years. Robert W. Kean, Jr., who retired as Chief Executive Officer and as Director of both the Corporation and Elizabethtown during 1997, received pension benefits for Directors equal to $11,250 during 1997.

     Executive officers of Elizabethtown, with the exception of the Chairman of the Board, are entitled to either a Supplemental Executive Retirement Plan benefit upon the attainment of the normal retirement age of 65, or a 1995 Supplemental Executive Retirement Plan benefit upon the attainment of the age of 62 with a minimum of 20 years service. The benefit payable under each of these plans is an amount equal to the difference between 60% of the average annual base salary for the thirty-six months prior to retirement and the regular pension benefit shown in the table above. The 1995 Plan also provides life insurance equal to two times compensation if death occurs before age 55. The following table shows the annual benefit under each plan payable to executive officers upon retirement at age 62 or 65.

          Average Annual
         Base Salary for 36                Annual Supplemental
          Months Prior to                 Executive Retirement
             Retirement                        Benefit(1)
             ----------                       ----------
             $  75,000                        $  45,000
               100,000                           60,000
               125,000                           75,000
               150,000                           90,000
               175,000                          105,000
               200,000                          120,000
               225,000                          135,000
               250,000                          150,000
----------
(1)  To be reduced by regular pension benefit shown in prior table.

     Change in Control Agreement. E'town has entered into agreements with Andrew
M. Chapman and Anne Evans Estabrook that provide them with certain extended benefits in the event that their respective employments are terminated by the Corporation (other than for cause) within three years following a change in control of the Corporation. In the event of such a termination Mr. Chapman and Mrs. Estabrook would be entitled, under the agreements, to receive salary, medical and other benefits, at the rates in effect prior to such termination for a period of thirty months thereafter. In addition, any incentive compensation awards due to Mr. Chapman prior to the change in control but not yet paid would be paid on the date of termination and any restricted stock due to Mr. Chapman or Mrs. Estabrook, but not vested at the time of the change in control would thereupon become vested. The amounts payable pursuant to the agreement will be reduced, if necessary, to avoid excise tax applicable to "parachute payments" under the Federal tax laws. The agreements expire on December 31, 1998, but are subject to automatic annual renewal unless the Corporation gives prior notice.

     Employment Agreements. E'town and Elizabethtown have each entered into an employment agreement with Anne Evans Estabrook effective May 15, 1997. The agreements continue until the earliest of (i) mutual agreement of termination,
(ii) resignation, and (iii) any date on which Mrs. Estabrook no longer stands for re-election as Director. In addition, the respective companies may terminate Mrs. Estabrook's employment for reasons of disability or cause (each as defined in the agreements).


                           ELIZABETHTOWN WATER COMPANY

     Elizabethtown is a wholly-owned subsidiary of the Corporation. The Board of Directors of Elizabethtown currently numbers eleven individuals, consisting of the Directors of the Corporation. Four of the Directors of Elizabethtown will stand for election: Andrew M. Chapman, Anne Evans Estabrook, Robert W. Kean, III and Barry T. Parker, and it is the intention of the Board of Directors of the Corporation to cause the Corporation to elect all of such persons as Directors of Elizabethtown. In addition, Robert W. Kean, Jr. was appointed Chairman
Emeritus and Director Emeritus in 1997 and Brendan T. Byrne and Henry S. Patterson, II were appointed Directors Emeriti of Elizabethtown.


                       II. PROPOSED 1998 STOCK OPTION PLAN

     On March 19, 1998, the Board of Directors of the Corporation unanimously adopted, subject to stockholder approval, the E'town Corporation 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan provides for the grant of stock options qualifying as incentive stock options ("ISOs") satisfying the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, stock options which do not qualify as incentive stock options ("NQOs"), and related Stock Appreciation Rights ("SARs") to officers and key employees of the Corporation and its subsidiaries. ISOs and NQOs are hereinafter collectively referred to as Options. The 1998 Plan will terminate on May 20, 2008, unless terminated earlier pursuant to a resolution adopted by the Board of Directors.

     The purpose of the 1998 Plan, as was the case with the prior stock option plan of the Corporation, which expired in 1997, is to retain and motivate key employees responsible for major contributions to effective management of the Corporation and its subsidiaries by encouraging their acquisition of an equity interest in the Corporation.

     The proposed 1998 Plan is attached as Exhibit A. Some of the more important features of the 1998 Plan are summarized below, but the summary is qualified in its entirety by express reference to the terms of the 1998 Plan as attached hereto.

     Shares to be Optioned -- The number of shares of Common Stock that may be issued or reacquired to satisfy the requirements of the 1998 Plan is limited to a total of 500,000 shares. Shares subject to lapsed or terminated Options will be available for future options. In the event of a stock dividend, stock split or other change in the corporate structure, the Compensation Committee may make such adjustments in the number or kind of shares that will equitably reflect the change.

     Administration of the 1998 Plan -- The 1998 Plan is to be administered by the Compensation Committee, none of the members of which will be eligible to participate in the 1998 Plan. The Compensation

Committee's powers under the 1998 Plan will include exclusive authority to designate the participants, the number of shares subject to, and the terms of, the Options granted, the period during which Options and SARs may be exercised, and the form of Option and SAR grants. The Compensation Committee also has the authority to, among other things, interpret the 1998 Plan, establish, amend and rescind any rules and regulations relating to the 1998 Plan, and to make any other determinations which it believes necessary or advisable for plan administration.

     Eligible Employees -- Officers and key employees of the Corporation and its subsidiaries will be eligible for Options. More than one Option may be granted to an employee. It is not possible at the present time to determine which officers and key employees may be granted Options in the future under the 1998 Plan. It is expected that such determination will be made primarily on the basis of an individual's present and potential contribution to the management of the Corporation's business. Directors who are not full-time officers or employees will not be eligible to receive Option grants.

     Option Price -- The price at which shares may be purchased upon exercise of an Option must be at least 100% of the fair market value of the Corporation's Common Stock on the date the Option is granted. The purchase price for all shares acquired pursuant to exercise of an Option granted under the 1998 Plan is to be paid in full in cash on the date of exercise, except that in lieu of all or part of the cash, the employee may tender to the Corporation shares of stock of the Corporation owned by him and having a fair market value equal to the exercise price (less any cash paid).

     Exercise of Options -- An optionee must remain in the employ of the Corporation or its subsidiary for not less than one year from the date the Option is granted before any part of the Option and its related Stock Appreciation Right can be exercised. Subject to the foregoing, each Option will be exercisable at such time or times and with respect to such number of shares as will be fixed by the Compensation Committee, provided that no ISO may be exercised after the expiration of ten years from the date of grant and no NQO may be exercised after the expiration of ten years and one day from the date of grant.

     Termination of Options -- If an optionee's employment terminates for any reason other than death, disability or retirement, all Options and SARs granted to such person shall expire one month following the termination date. If the optionee retires, any unexercised ISOs held by such optionee shall be exercisable for three months, and any unexercised NQOs and SARs held by such optionee shall be exercisable for twelve months after the optionee's retirement date. If the optionee's employment terminates by reason of death or disability, the period in which the exercisable portion of the Option may be exercised will be one year after such termination.

     Stock Appreciation Rights -- An optionee granted Stock Appreciation Rights together with related Options under the 1998 Plan may exercise such rights only at a time when the related Option is otherwise exercisable and the fair market value of a share of Corporation's Common Stock exceeds the option price for a share.

     Amendment of 1998 Plan -- The Board of Directors may amend the 1998 Plan at any time without the approval of stockholders of the Corporation except that no amendment which increases the aggregate number of shares that may be issued pursuant to the 1998 Plan may be made effective until the same is approved by the stockholders.

     Tax Consequences of Grants Under the 1998 Plan -- The following discussion is generally a summary of the principal United States federal income tax consequences under current federal income tax laws relating to grants or awards to employees under the 1998 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     An optionee will not recognize any taxable income upon the grant of a NQO and the Corporation will not be entitled to a tax deduction with respect to such grant. Generally, upon exercise of a NQO, the excess of the fair market value of Common Stock on the date of exercise over the option price will be taxable as ordinary income to the optionee. If the Corporation complies with applicable reporting and withholding requirements, the Corporation will be entitled to a tax deduction in the same amount and at the same time as the optionee recognizes ordinary income, subject to any deduction limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (which is discussed below). The subsequent disposition of shares acquired upon the exercise of a NQO will ordinarily result in capital gain or loss.

     Subject to the discussion below, an optionee will not recognize taxable income at the time of grant or exercise of an ISO and the Corporation will not be entitled to a tax deduction with respect to such grant or exercise. Generally, if an optionee has held shares acquired upon the exercise of an ISO for at lease one year after the date of exercise and for at least two years after the date of grant of the ISO, upon disposition of the shares by the optionee, the difference, if any, between the sales price of the shares and the option price will be treated as capital gain or loss to the optionee. Generally, upon a sale or other disposition of shares acquired upon the exercise of an ISO within one year after the date of exercise or within two years after the date of grant of the ISO (a "disqualifying disposition"), any excess of the fair market value of the shares at the time of exercise of the option over the exercise price of such option will constitute ordinary income to the optionee. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise will generally be capital gain. Subject to any deduction limitation under Section 162(m) of the Code and the Corporation's compliance with applicable reporting requirements, the Corporation will be entitled to a deduction equal to the amount of such ordinary income recognized by the holder.

     If an NQO or an ISO is exercised through the use of shares previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to such shares upon such exercise. However, if the option is an ISO, and the previously owned shares were acquired on the exercise of an ISO and the holding period requirement for those shares is not satisfied at the time they are used to exercise the option, such use will constitute a disqualifying disposition of the previously owned shares resulting in the recognition of ordinary income in the amount described above.

     Section 162(m) -- Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer and any of the four most highly compensated executive officers who are employed by the Corporation on the last day of the taxable year, but does allow a deduction for "performance-based compensation" the material terms of which are disclosed to and approved by stockholders. The Corporation has structured and intends to implement the 1998 Plan so that compensation resulting therefrom would be qualified "performance-based compensation." In addition to other requirements under law, in order to allow the Corporation to qualify such compensation, the Corporation is seeking stockholder approval of the 1998 Plan.

     A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval of the 1998 Plan.


       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.


                     III. APPROVAL OF DIRECTORS' STOCK PLAN

     On March 19, 1998, the Board of Directors of the Corporation unanimously adopted, subject to stockholder approval, the E'town Corporation 1998 Directors Stock Plan (the "Directors Plan") for the benefit of non-employee Directors of the Board of Directors. The purpose of the plan is to motivate, reward and retain Directors of the Corporation by providing an opportunity for meaningful capital accumulation linked to the future success of the Corporation and appreciation in stockholder value. An aggregate of 400,000 shares of Common Stock will be available for awards of Restricted and Unrestricted Stock under the Directors Plan, subject to adjustment as equitably required in the event of a change in capitalization of the Corporation, as determined by the Compensation Committee.

     The proposed Directors Plan is attached as Exhibit B. Some of the more important features of the Directors Plan are summarized below, but the summary is qualified in its entirety by express reference to the terms of the Directors Plan as attached hereto.

     The Directors Plan provides for the annual retainer fee paid to Directors to be provided in the form of either Restricted or Unrestricted Stock, as elected by each Director. During a thirty-day election period prior to the commencement of each plan year, each Director shall irrevocably elect to allocate his or her entire annual retainer fee to either Restricted Stock or Unrestricted Stock, but not to a combination thereof. The number of shares of Restricted or Unrestricted Stock which shall be awarded each plan year to each Director shall be a number of shares equal to the value of the Director's annual retainer fee divided by the average closing price of the Common Stock as traded on the New York Stock Exchange during each of the five trading days preceding the beginning of each plan year (June 1 of each year). Certificates representing the Restricted Stock or Unrestricted Stock awarded to a Director in accordance with his or her election will be issued to the Director (and, if the award is of Restricted Stock, retained by the Corporation) as soon as practicable following the date on which annual retainer fees are payable. Upon the award of Unrestricted Stock, Directors will have all the rights accorded to a stockholder with respect to such shares. Directors awarded shares of Restricted Stock will have the rights of a shareholder with respect to the Restricted Stock as of the date of award, including the right to receive dividends, and will have all rights of a stockholder upon the lapse of the restrictions on such shares.

     Upon the termination of a Director's service on the Board for any reason, or at such other time as may be determined by the Committee, any shares of Restricted Stock held by the Director will be immediately converted to Unrestricted Stock.

     The Directors Plan is to be administered by the Committee which shall have the authority under the plan to determine the terms of any awards of Restricted Stock and Unrestricted Stock including the conditions on transferability or forfeitability of Restricted Stock. In addition, the Committee shall also have the authority to interpret all provisions of the plan, prescribe the form of award agreements, adopt, amend and rescind rules and regulations pertaining to the administration of the plan, and make all other determinations necessary or advisable for the plan administration. The Board may amend or terminate the Directors Plan at any time or from time to time; provided that no amendment may become effective until stockholder approval is obtained if the amendment increases the aggregate number of shares of Common Stock that may be issued under the plan or changes the class of individuals eligible to receive awards under the plan.

     As a condition to issuance of shares of Common Stock under the Directors Plan, each Director agrees to satisfy any tax obligations required under federal, state, or local law as a result of the award of Common Stock.

     Federal Income Tax Consequences -- The grant of Restricted Stock will generally not result in the recognition of taxable income by the grantee, and the recognition of income will be postponed until such shares are no longer subject to restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the grantee will recognize income equal to the fair market value of the Restricted Stock at the time that such restrictions lapse and, subject to satisfying applicable reporting and withholding requirements under the Code, the Corporation will be entitled to a deduction. Upon the grant of Unrestricted Stock, the grantee will recognize income equal to the fair market value of the Unrestricted Stock at the time of grant and, subject to satisfying applicable reporting and withholding requirements under the Code, the Corporation will be entitled to a deduction.


       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                               E'TOWN CORPORATION

                                New Plan Benefits
                       1998 Directors Stock Incentive Plan

     The following table sets forth the shares underlying Restricted Stock and Unrestricted Stock awards which the individuals and groups referred to below could receive for the 1998-1999 plan year if the E'town Directors 1998 Stock Incentive Plan is approved by the Corporation's stockholders at this Annual Meeting. Only non-employee members of the Board of Directors are eligible to participate in the Plan.



                           Name and Position                                    Dollar Value ($)     No. of Shares
                           -----------------                                    ----------------     -------------
Anne Evans Estabrook
         Chairman of the Board, E'town Corporation
         and Elizabethtown Water Company .................................              -                    -
Robert W. Kean, Jr.
         Chief Executive Officer, E'town Corporation
         and Elizabethtown Water Company .................................              -                    -
Andrew M. Chapman
         President, E'town Corporation and
         Elizabethtown Water Company .....................................              -                    -
Norbert Wagner
         Senior Vice President,
         Elizabethtown Water Company .....................................              -                    -
Edward F. Cash
         Vice President - Customer Services
         Elizabethtown Water Company .....................................              -                    -
Walter M. Braswell
         Secretary, E'town Corporation
         Vice President - General Counsel and
         Secretary, Elizabethtown Water Company ...........................             -                    -
Executive Officer Group ..................................................              -                    -
Non-Executive Officer Director Group .....................................         120,000 (1)           3,744 (2)
Non-Executive Officer Employee Group .....................................              -                    -



(1) This amount represents the aggregate amount of the annual retainer fee which was paid to the non-executive officer Directors as a group for the 1997 plan year.

(2)  The total  number of  shares  to be  issued  to the  non-executive  officer
     Directors as a group in 1998 is dependent upon the future share price of Corporation Common Stock and the amount of the annual retainer. However, had the Plan been in effect during the 1997 fiscal year, the total number of shares which would have been issued to this group of individuals, based upon an annual retainer fee of $15,000 per Director and the average closing price of the Common Stock as traded on the New York Stock Exchange during each of the five trading days preceding June 1, 1997 (the date on which the plan year would have commenced) would have been 3,744.

                     IV. APPROVAL OF APPOINTMENT OF AUDITORS

     Deloitte & Touche LLP, Two Hilton Court, Parsippany, New Jersey 07054, independent certified public accountants, have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as independent auditors of the Corporation for the year ending December 31, 1998.

     The appointment of Deloitte & Touche LLP continues a relationship that began in 1950. Stockholder approval of this appointment is requested. In the event a majority of the votes cast is against approval, the Board of Directors will reconsider the appointment.

     It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.


       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.


                               VI. OTHER BUSINESS

     Management does not intend to present and does not have any reason to believe that others will present at the 1998 Annual Meeting of Stockholders any item of business other than the proposals set forth herein. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters in accordance with the judgment of the person acting under the proxies. Dissenting stockholders have no rights of appraisal with respect to the proposals set forth herein.


                              STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. Should a stockholder intend to present a proposal at next year's annual meeting, it must be received by the Secretary of the Corporation (at 600 South Avenue, Westfield, New Jersey 07090) by no later than December 1, 1998 in order to be included in the Corporation's proxy statement and form of proxy relating to that meeting. Under the rules of the SEC, a stockholder submitting a proposal is required to be a record or beneficial owner of at least one percent or $1,000 in market value of Common Stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.


                                      On Behalf of the Board of Directors,

                                                Walter M. Braswell
                                                     Secretary



Westfield, New Jersey
March 27, 1998

                                                      EXHIBIT A

                               E'TOWN CORPORATION

                             1998 STOCK OPTION PLAN


                                    ARTICLE 1

                            Establishment and Purpose
                            -------------------------



     Section 1.1 Establishment. Effective as of May 21, 1998 (subject to approval by the Corporation's shareholders), E'town Corporation, a New Jersey corporation (the "Corporation"), hereby establishes a stock option plan for the benefit of certain employees as described herein which shall be known as the E'TOWN CORPORATION 1998 STOCK OPTION PLAN (the "Plan"). The Plan is intended to provide for the grant of stock options qualifying as incentive stock options satisfying the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, for the grant of stock options which do not qualify as incentive stock options, and for the grant of related Stock Appreciation Rights.


     Section 1.2 Purpose. The purpose of the Plan is to promote the interests of the Corporation by ensuring continuity of management and increased incentive on the part of officers and other key employees of the Corporation and its Subsidiaries responsible for major contributions to effective management, through facilitating their acquisition of equity interests in the Corporation on reasonable terms.


                                    ARTICLE 2

                                   Definitions

     For purposes of the Plan, the following terms shall have the meanings provided herein:


     Section 2.1 "Board" means the board of directors of the Corporation.


     Section 2.2 "Code" means the Internal Revenue Code of 1986, as amended.


     Section 2.3 "Committee" means the committee provided in Section 3.1.


     Section 2.4 "Disability" means disability as defined in Section 22(e)(3) of the Code.


     Section 2.5 "Incentive Option" means an option granted under the Plan to purchase Shares and which is intended to qualify as an incentive stock option under Section 422 of the Code.


     Section 2.6 "Nonemployee Director" means a director of the Corporation who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.


     Section 2.7 "Nonqualified Option" means an option granted under the Plan to purchase Shares and which is not intended to qualify as an Incentive Option.


     Section 2.8 "Option" means an Incentive Option or a Nonqualified Option.


     Section 2.9 "Outside Director" means a director of the Corporation who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.


     Section 2.10 "Shares" means shares of the Corporation's common stock, no par value.


     Section 2.11 "Stock Appreciation Rights" means the right to receive cash or stock as set forth in Article 7.

     Section 2.12 "Subsidiary" means any corporation which qualifies as a "subsidiary corporation" of the Corporation under Section 424(f) of the Code or, if applicable, as a "parent corporation" of the Corporation under Section 424(e) of the Code.


                                    ARTICLE 3

                                 Administration


     Section 3.1 Administration. The Plan shall be administered by the Executive Compensation and Stock Options Committee appointed by and responsible to the Board. The Committee shall consist of at least two Nonemployee Directors and to the extent necessary for any Option or Stock Appreciation Right to qualify as performance based compensation under Section 162(m) of the Code to so qualify, each member of the Committee shall be an Outside Director.


     Section 3.2 Powers of Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to select the employees to be granted Options and related Stock Appreciation Rights, if any, to determine the number of Shares subject to, and the terms of, the Options and related Stock Appreciation Rights to be granted to each employee selected, to determine the time when Options and related Stock Appreciation Rights, if any, will be granted, the period during which Options and related Stock Appreciation Rights will be exercisable, and to prescribe the form of the instruments, if any, embodying Options and related Stock Appreciation Rights. The Committee shall be authorized to interpret the Plan and the Options and related Stock Appreciation Rights granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The
Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option or Stock Appreciation Right in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Corporation to execute and deliver documents on behalf of the Committee.


                                    ARTICLE 4

                          Eligibility and Participation

     Options and Stock Appreciation Rights may be granted only to officers and other key employees of the Corporation and its Subsidiaries. Any officer or key employee of the Corporation or of a Subsidiary shall be eligible to receive one or more Options and Stock Appreciation Rights; provided, however, that no Incentive Option shall be granted to any person who at the time of grant owns stock (including stock the ownership of which is attributed to such person pursuant to Section 424(d) of the Code) possessing more than 10 percent of the total voting power of all classes of stock of the Corporation or a Subsidiary; and provided, further, that no officer or key employee of the Corporation or a Subsidiary may be granted Options and Stock Appreciation Rights in respect of more than 50,000 shares during each calendar year.


                                    ARTICLE 5

                             Shares Subject to Plan


     Section 5.1 Amount of Stock. There may be issued under the Plan an aggregate of not more than 500,000 Shares, subject to adjustment as provided in
Section 5.2. Shares issued pursuant to the Plan may be unissued Shares or reacquired Shares, as the Board may from time to time determine. In the event that Options shall terminate or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options.


     Section 5.2 Dilution and Other Adjustments. In the event of any change in the outstanding Shares by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of shares that may be issued under the Plan, in the number or kind of shares which are subject to outstanding Options, or in the purchase price per share relating thereto, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.


                                    ARTICLE 6

                         Terms and Conditions of Options


     Section 6.1 Terms and Options. An Option granted under the Plan shall be in such form as the Committee may from time to time approve. Each Option shall be subject to the terms and conditions provided in this Article 6 and shall contain such additional terms and conditions as the Committee may deem desirable, but in no event shall such terms and conditions be inconsistent with the Plan and, in the case of Incentive Options, with the provisions of the Code (and regulations promulgated thereunder) applicable to "incentive stock options" as described in
Section 422 of the Code.


     Section 6.2 Option Price. The purchase price per Share under an Option will be determined by the Committee but may be not less than the fair market value of a Share at the date the Option is granted.


     Section 6.3 Option Period. The period during which an Option may be exercised shall be fixed by the Committee. No Incentive Option shall be exercisable after the expiration of ten years from the date such Incentive Option is granted and no Nonqualified Option shall be exercisable after the expiration of ten years and one day from the date such Nonqualified Option is granted.


     Section 6.4 Consideration. As consideration for the grant of an Option, the optionee shall agree to remain continuously in the employ of the Corporation or a Subsidiary for at least one year from the date the Option is granted, and no Option and related Stock Appreciation Right shall be exercisable until after the expiration of such one-year period.



     Section 6.5 Exercise of Option. (a) Except as provided in Sections 6.7, 6.8 and 6.9, the holder of an Option must be in the employ of the Corporation or a Subsidiary at the time the Option is exercised. An optionee shall be deemed to be in the employ of the Corporation or a Subsidiary during any period of military, sick leave or other leave of absence meeting the requirements of
Section 1.421-7(h)(2) of the Federal Income Tax Regulations, or similar or successor section.


     (b) An Option and related Stock Appreciation Right may be exercised in whole or in part from time to time during the option period (or, if determined by the Committee, in specified installments during the option period) by giving written notice of exercise to the Secretary or Treasurer of the Corporation specifying the number of Shares to be purchased. Notice of exercise of an Option must be accompanied by payment in full of the purchase price either by cash or check or in Shares owned by the optionee having a fair market value at the date of exercise (as determined by the Committee) equal to such purchase price, or in a combination of the foregoing. No Shares shall be issued in connection with the exercise of an Option until full payment therefor has been made. An optionee shall have the rights of a shareholder only with respect to Shares for which certificates have been issued to such person.


     Section 6.6 Nontransferabilty of Options. No Option granted under the Plan shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or (except with respect to Incentive Options) pursuant to a qualified domestic relations order as defined by Section 414(p) of the Code or Section 206(d) of the Employee Retirement Income Security Act of 1974, as amended, and such Option shall be exercisable, during such person's lifetime, only by such person. Notwithstanding the foregoing, in the case of a Nonqualified Option, the Committee may, in its sole discretion, provide in the option agreement that all or any part of such Nonqualified Option may, subject to the prior written consent of the Committee, be transferred to one or more member of the following class of donees: a family member, a trust for the benefit of a family member, a limited partnership whose partners are solely family members or any other legal entity set up for the benefit of family members.

     Section 6.7 Retirement and Termination of Employment. (a) If an optionee retires pursuant to a tax-qualified retirement plan of the Corporation or a Subsidiary, the Incentive Options granted to such person shall be exercisable by such person to the extent provided in the Option Agreement during the three-month period immediately following such person's retirement and Nonqualified Options granted to such person shall be exercisable by such person to the extent provided in the Option Agreement during the twelve-month period immediately following such person's retirement.


     (b) If an optionee's employment with the Corporation or a Subsidiary terminates for any reason other than death, Disability or retirement, the Option granted to such person shall be exercisable by such person to the extent provided in the Option Agreement during the one-month period immediately following the date of termination of such person's employment.


     Section 6.8 Death of an Optionee. In the event of the death of an optionee while in the employ of the Corporation or a Subsidiary, the Option granted to such person shall be exercisable by the executors, administrators, legatees or distributees of such person's estate, as the case may be. In such case, the Option shall be exercisable to the extent provided in the option agreement, but in no event shall such agreement provide that the number of Shares remaining subject to the Option be less than the number of Shares purchasable by the employee on the date of such person's death nor more than the total number of Shares remaining under the Option. The period during which such Option may be exercised shall end on the earlier of the date one year from the optionee's death or expiration of the option period provided in the Option pursuant to
Section 6.3. In the event an Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased optionee, the Corporation shall be under no obligation to issue Shares thereunder unless and until the Corporation is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionee's estate or the proper legatees or distributees thereof.


     Section 6.9 Disability of an Optionee. In the event of the termination of the employment of an optionee due to Disability, the Options granted to such person shall be exercisable by such person to the extent provided in the Option Agreement during the twelve-month period immediately following such termination of such person's employment.


     Section 6.10 Annual Limitation. The aggregate fair market value of the Shares determined on the date of grant, with respect to which Incentive Options granted under the Plan and any other plan of the Corporation or its Subsidiary which are exercisable for the first time by any optionee during any calendar year shall not exceed $100,000.


                                    ARTICLE 7

                            Stock Appreciation Rights

     The Committee may also grant Stock Appreciation Rights to optionees granted related Options under the Plan. A Stock Appreciation Right may be exercised only at a time when the fair market value of a Share exceeds the option price for a Share, the Option is otherwise exercisable, and at the time of such exercise the optionee surrenders the privilege of exercising the related Option to the extent that the optionee exercises the Stock Appreciation Right. Upon exercise of a Stock Appreciation Right in accordance with Section 6.5(b) and surrender of the related Option (or any portion of such Option), the optionee shall be entitled to receive an amount equal to the excess of the fair market value of one Share at the time of such surrender over the option price per Share specified in such Option times the number of such Shares called for by the Option, or portion thereof, which is so surrendered. Such payment shall be made as determined by the Committee, in its sole discretion, either in (i) cash or (ii) Shares valued at fair market value as of the date of exercise or (iii) partly in cash and partly in Shares.


                                    ARTICLE 8

                            Miscellaneous Provisions


     Section 8.1 Witholding Obligations. As a condition to the delivery of any Shares or cash pursuant to the exercise of an Option or Stock Appreciation
Right, the Committee may require that the optionee, at the time of such exercise, pay to the Corporation an amount sufficient to satisfy any applicable tax withholding obligations.

     Section 8.2 No Implied Rights. No employee or other person shall have any claim or right to be granted an Option or Stock Appreciation Right under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Subsidiary or affect any right of the Corporation or any Subsidiary to terminate any employee's employment.


     Section 8.3 Securities Law Compliance. No Shares shall be issued hereunder unless counsel for the Corporation shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws.


     Section 8.4 Ratification of Actions. By accepting any Option or Stock Appreciation Right or other benefit under the Plan, each employee and each person claiming under or through such person shall be conclusively deemed to have indicated such person's acceptance and ratification of, and consent to, any action taken under the Plan by the Corporation, the Board or the Committee.


                                    ARTICLE 9

                          Amendments or Discontinuance

     The Plan may be amended at any time and from time to time by the Board and without the approval of shareholders of the Corporation, except that no amendment which increases the aggregate number of Shares which may be issued pursuant to the Plan shall be effective unless and until the same is approved by the shareholders of the Corporation. No amendment of the Plan shall adversely affect any right of any optionee with respect to any Option or Stock Appreciation Right theretofore granted without such optionee's written consent.


                                   ARTICLE 10

                                   Termination

     The Plan shall terminate upon the earlier of the following dates or events to occur:


     (a)  upon the adoption of a resolution of the Board  terminating  the Plan;
          or


     (b)  May 20, 2008.

     No termination of the Plan shall alter or impair any of the rights or obligations of any person, without such person's consent, under any Option or Stock Appreciation Right theretofore granted under the Plan.


                                   ARTICLE 11

                              Dissolution or Merger

     Upon a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not to be the surviving corporation, every Option and Stock Appreciation Right outstanding hereunder shall terminate, except that in such event the Board may, in its absolute discretion, permit each optionee to exercise such person's Options or Stock Appreciation Rights, in whole or in part, prior to or simultaneously with such event except that no Option and related Stock Appreciation Right shall be exercisable within six months of the date of grant of such Option and related Stock Appreciation Right, or in the case of such a merger or consolidation the surviving corporation may, in its absolute discretion, substitute new options and stock appreciation rights for the outstanding Options and Stock Appreciation Rights hereunder. Notwithstanding anything to the contrary in the Plan, neither the Board nor the Committee shall have any authority to take any action under the Plan where such action would affect the Corporation's ability to account for any business combination as a "pooling of interests."

                                   ARTICLE 12

                        Shareholder Approval and Adoption

     The Plan shall be submitted to the shareholders of the Corporation for their approval and adoption and Options and Stock Appreciation Rights hereunder may be granted prior to such approval and adoption contingent upon such approval and adoption. The shareholders of the Corporation shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of New Jersey.

                                                                       EXHIBIT B

                               E'TOWN CORPORATION

                            1998 DIRECTORS STOCK PLAN


                                    ARTICLE I

                                     Purpose

1.01 The Plan is intended to motivate, reward and retain non-employee Directors of the Company for contributing to the long-term success of the Company and its subsidiaries by providing an opportunity for meaningful capital accumulation linked to the future success of the Company and appreciation in shareholder value. The Plan is intended to permit the award of shares of Restricted Stock and Unrestricted Stock. It is intended that, commencing on the effective date of the Plan, the annual retainer fee paid to non-employee members of the Board of Directors shall be provided in the form of Restricted or Unrestricted Stock, in accordance with each Director's election, as provided in Articles IV and VII hereof.


                                   ARTICLE II

                                   Definitions

2.01 AFFILIATE means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.

2.02 AGREEMENT means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions upon which an award of Restricted Stock is granted to such Participant.

2.03 BOARD means the Board of Directors of E'town Corporation and Elizabethtown Water Company.

2.04 CODE means the Internal Revenue Code of 1986, and any amendments thereto.

2.05 COMMITTEE means the Executive Compensation and Stock Options Committee of the Company.

2.06 COMMON STOCK means the Common Stock of the Company.

2.07 COMPANY means E'town Corporation, or any successor thereof.

2.08 DIRECTOR means a member of the Board who is not an employee of the Company, any Subsidiary or Affiliate.

2.09 ELECTION PERIOD means the period from April 1 through April 30 immediately preceding each Plan Year during which a Participant can make an election pursuant to Section 7.02 of the Plan.

2.10 ELIZABETHTOWN means Elizabethtown Water Company, a wholly-owned subsidiary of the Company, or any successor thereof.

2.11 PARTICIPANT means a Director of the Company who received an award of Restricted Stock or Unrestricted Stock under the Plan.

2.12 PLAN means the E'town Corporation 1998 Directors' Stock Plan.

2.13 PLAN ADMINISTRATOR means the individual(s) appointed by the Committee to administer the Plan in accordance with its terms.

2.14 PLAN YEAR means the 12-month period beginning June 1 and ending May 31. The initial Plan Year shall commence June 1, 1998.

2.15 RESTRICTED STOCK means Common Stock awarded to a Participant  under Article
     VII. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the Plan and the applicable Agreement, they become transferable and free of substantial risks of forfeiture.

2.16 UNRESTRICTED   STOCK  means  Common  Stock  awarded  to  a  Participant  in accordance with Article VII, which is not subject to restrictions regarding ownership and transferability.


                                   ARTICLE III

                                 Administration

3.01 The Committee shall determine the terms of any award of Restricted Stock as the Committee may consider appropriate, in a manner which is consistent with the provisions of this Plan. No shares of Common Stock comprising an award of Restricted Stock shall be transferable by the recipient thereof prior to the time such recipient ceases to be a director, except upon conversion of such Restricted Stock to Unrestricted Stock as provided in
     Article VI. The terms of any award of Restricted Stock may include other conditions, in addition to those contained in this Plan, on the transferability or forfeitability of Restricted Stock. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Board. Any decision made, or action taken, by the Committee or the Board in connection with the administration of this Plan shall be final and conclusive. The Board shall not be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan, or any transaction hereunder. All expense of administering this Plan shall be borne by the Company and/or Elizabethtown, as the Board shall determine.


                                   ARTICLE IV

                                   Eligibility

4.01 GENERAL. Participation in the Plan will be limited to Directors who are not employees of the Company.

4.02 AWARDS. Effective with the initial Plan Year beginning June 1, 1998, the entire amount of any annual retainer payable to a member of the Board shall be paid exclusively as an award of Restricted Stock or Unrestricted Stock. The Plan Administrator will administer the award of shares of Restricted Stock or Unrestricted Stock to each Director in accordance with the annual election of the Director, and will calculate the number of shares of Common Stock subject to each award. The number of shares of Restricted Stock or Unrestricted Stock which shall be awarded to a Director shall be based on the value of his or her retainer divided by the average closing price of the Common Stock as traded on the New York Stock Exchange during each of the five (5) trading days preceding the beginning of the Plan Year (June 1 of each year) for which the retainer is payable and the Director's election is effective. The price of the shares of Common Stock, as calculated pursuant to this formula, shall be applied to Restricted Stock and Unrestricted Stock in the same manner. In the event the calculation results in fractional shares, the award of shares of Common Stock shall round down to the next whole number of shares.

     All shares of Restricted Stock awarded under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may determine.

                                    ARTICLE V

                              Stock Subject to Plan

5.01 Upon the award of shares of Restricted and Unrestricted Stock, the Company may issue shares of Common Stock from its authorized but unissued Common Stock, from shares held as treasury stock, or from Common Stock purchased by or on behalf of the Company or Elizabethtown in the open market, subject to all applicable provisions of the Federal and state securities laws. The maximum aggregate number of shares of Common Stock that may be awarded as Restricted and Unrestricted Stock under this Plan is 400,000 shares. Such maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be subject to adjustment as provided in Article VIII.


                                   ARTICLE VI

                       Restricted Stock/Unrestricted Stock

6.01 CONVERSION OF RESTRICTED STOCK. Restricted Stock held by a Participant shall immediately be converted to Unrestricted Stock when the Participant ceases to be a Director, or at such other time as may be determined by the Committee.

6.02 NONALIENATION OR ASSIGNMENT. No right or interest of a Participant in Restricted Stock shall be subject to any lien, obligation or liability of such Participant.

6.03 SHAREHOLDER RIGHTS - RESTRICTED STOCK. A Participant will have the rights of a shareholder with respect to Restricted Stock as of the date of award, including the rights to receive dividends; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Stock, and (ii) the Company shall retain custody of the certificates evidencing shares of Restricted Stock. The limitations set forth in the preceding sentence shall not apply after the shares cease to be Restricted Stock.

6.04 SHAREHOLDER RIGHTS - UNRESTRICTED STOCK. Upon the award of Unrestricted Stock, a Participant will have all the rights accorded to an owner of Common Stock with respect to his or her ownership of such Unrestricted Stock.


                                   ARTICLE VII

                             Election by a Director

7.01 AWARD. The Committee will determine whether a Director shall be awarded Restricted Stock or Unrestricted Stock in accordance with the Director's annual election. The Plan Administrator will calculate the number of shares of Common Stock provided by the award in accordance with Article IV.

7.02 ANNUAL ELECTION. Each Director shall direct the Company to cause to be paid his or her entire annual retainer for a given Plan Year, as either an award of Restricted Stock or Unrestricted Stock, by filing an Election Form with the Plan Administrator during each applicable Election Period. A Director's meeting and committee fees shall continue to be paid to the Director in cash.

7.03 RULES GOVERNING ANNUAL ELECTIONS. The annual election made by a Participant shall be irrevocable for the Plan Year for which the election is made. The certificates representing the Restricted Stock or Unrestricted Stock awarded to a Participant in accordance with the annual election will be issued to the Participant (and, if the award is of Restricted Stock, retained by the Company) as soon as practicable following the date on which annual retainer fees are payable.

       A Participant may request payment of his or her annual retainer for a Plan Year entirely in Restricted Stock or Unrestricted Stock, but not to a combination of Restricted Stock and Unrestricted Stock.

7.04 TAXES ON AWARDS OF COMMON STOCK. The Participant agrees to satisfy any tax obligations under federal, state or local law as a result of the award of Common Stock.


                                  ARTICLE VIII

                     Adjustment Upon Change in Common Stock

8.01 The maximum aggregate number of shares that may be awarded as Restricted Stock and Unrestricted Stock under this Plan (and the number of shares of any particular award) shall be proportionately adjusted, and the terms of any outstanding Restricted Stock awards may be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) there occurs any other event that, in the judgment of the Committee, necessitates such action. Any determination made under this Article VIII by the Committee shall be final and conclusive.

The Issuance by the Company of shares of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, whether upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding awards of Restricted Stock or Unrestricted Stock.


                                   ARTICLE IX

              Compliance with Law and Approval of Regulatory Bodies

9.01 No Common Stock shall be awarded and no certificates for shares of Common Stock shall be delivered under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax and securities laws requirements). The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which shares of Restricted Stock or Unrestricted Stock are awarded may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Restricted Stock or Unrestricted Stock shall be awarded, no Common Stock shall be issued, and no certificates for shares shall be delivered under this Plan until the Company has obtained such consent or approval as the Board of Directors may deem advisable from regulatory bodies having jurisdiction over such matters.


                                    ARTICLE X

                               General Provisions

10.01 EFFECT ON DIRECTORSHIP. Neither the adoption of this Plan, its operation, any agreement hereunder, nor any documents describing appointment to the Board or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue as a Director of the Company, nor shall it affect the rights of the shareholders of the Company to remove a Director from the Board, upon a proper vote thereon.

10.02 RULES OF CONSTRUCTION. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

10.03 Obligation to Effect Registration. The Company agrees to take such steps as shall be required by law to assure the free transferability of Unrestricted Stock by Participants including, if necessary, using its best efforts to register the Common Stock subject to this Plan under the Securities Act of 1933, as amended.


                                 ARTICLE XI

                                  Amendment

11.01 The Board may amend or terminate this Plan at any time or from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be awarded under the Plan, or (ii) the amendment changes the class of individuals eligible to become Participants. No amendments shall, without a Participant's consent, adversely affect any rights of such Participant under any Restricted Stock or Unrestricted Stock award outstanding at the time such amendment is made, in violation of the terms of this Plan.


                                 ARTICLE XII

                           Effective Date of Plan

12.01 Restricted Stock and Unrestricted Stock may only be awarded under this Plan upon approval of the Plan by the shareholders of the Company.

                               E'TOWN CORPORATION
    Directions to the Annual Meeting at The Canal Road Water Treatment Plant

                                      [MAP]




FROM ROUTE 287:

Take Exit #12 (Weston Canal Road). At end of off ramp, make a left onto Weston Canal Road. Make third left onto Randolph Road. The entrance to the Plant is up ahead on the right. Follow driveway to parking lot.



FROM THE SOUTH:

Take Garden State Parkway North to Exit #127 onto Route 287 North. Take Route 287 to Exit #12 (Weston Canal Road). Follow directions as in "From Route 287" at left.



FROM THE NORTH:

Take Garden State Parkway South to Exit #129 onto Route 287 North. Take Route 287 to Exit #12 (Weston Canal Road). Follow directions as in "From Route 287" at left.



FROM NEW JERSEY TURNPIKE:

(ROUTE 95) Take Exit #10 onto Route 287 North. Take Route 287 to Exit #12 (Weston Canal Road). Follow directions as in "From Route 287" at left.

                              [FORM OF PROXY CARD]

                               E'TOWN CORPORATION
                                600 SOUTH AVENUE
                           WESTFIELD, NEW JERSEY 07090

Dear Stockholder:

The Annual Meeting of Stockholders of E'town Corporation will be held at 10:00 a.m. on Thursday, May 21, 1998 at the Canal Road Water Treatment Plant, 701 Randolph Road, Somerset, New Jersey, for the following purposes:

      1.         To elect four directors to the Board of Directors.
      2.         Approval of 1998 Stock Option Plan.
      3.         Approval of 1998 Directors' Stock Plan.
      4. Approval of appointment of Deloitte & Touche LLP as independent auditors.
      5. To transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

                                    Sincerely,

                                    WALTER M. BRASWELL
                                    Secretary

March 27, 1998


------------------------------------------------------------------------
                                                  Detach Proxy Card Here



1.  ELECTION OF DIRECTORS:     FOR all nominees      [ ]
                               listed below.

                               WITHHOLD  AUTHORITY to vote    [ ]
                               for all nominees listed below.

                               *EXCEPTIONS  [ ]

Nominees:     Andrew M. Chapman, Anne Evans Estabrook, Robert W. Kean, III
              and Barry T. Parker.

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ____________________________________________________________

2.       Approval of 1998 Stock Option Plan.
         FOR      [ ]      AGAINST  [ ]     ABSTAIN       [ ]

3.       Approval of 1998 Directors' Stock Plan
         FOR      [ ]      AGAINST      [ ]      ABSTAIN      [ ]

4.       Approval of appointment of Deloitte & Touche LLP as independent auditors.
         FOR      [ ]      AGAINST      [ ]      ABSTAIN      [ ]

5. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.


     I plan to attend the meeting       [ ]

     Change of Address and or Comments Mark Here [ ]



The signature on this Proxy should correspond exactly with stockholder's name as
printed  to  the  left.  In  the  case  of  joint  tenancies,   co-executors  or
co-trustees, both should sign

Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

                          Dated:   __________________________  1998


                                   --------------------------
                                    Signature

                                   --------------------------
                                    Signature

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

              Votes must be indicated
              in Black or Blue ink

                               E'TOWN CORPORATION
                This Proxy is Solicited by the Board of Directors
             PROXY For Annual Meeting of Stockholders, May 21, 1998


     The undersigned hereby appoints ANDREW M. CHAPMAN and ANNE EVANS ESTABROOK, or any one of them with full power of substitution, attorneys, agents and proxies to vote on behalf of the undersigned all shares of Common Stock of E'TOWN CORPORATION which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Canal Road Water Treatment Plant, 701 Randolph Road, Somerset, New Jersey, on Thursday, May 21, 1998, at 10:00 A.M., or any adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this proxy will be voted FOR Proposals (1), (2), (3) and (4).

     Continued, and to be signed and dated, on reverse side.


                               E'TOWN CORPORATION
                                 P.O. BOX 11016
                            NEW YORK, N.Y. 10203-0016